UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): DECEMBER 5, 2005

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 9, 2005, Natural Alternatives International, Inc., a Delaware corporation (NAI), filed a Form 8-K to report its acquisition of Real Health Laboratories, Inc., a California corporation (RHL). In response to parts (a) and (b) of Item 9.01 of such Form 8-K, NAI stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. NAI hereby amends its Form 8-K filed on December 9, 2005 to provide the required financial information.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

•	Report of Independent Auditors

•	Balance Sheet as of October 31, 2005

•	Statement of Operations for the year ended October 31, 2005

•	Statement of Stockholders’ Equity for the year ended October 31, 2005

•	Statement of Cash Flows for the year ended October 31, 2005

•	Notes to Financial Statements

(b) Pro forma financial information.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2005

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended December 31, 2005

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)	Financial Statements of Business Acquired.

Report of Independent Auditors

The Board of Directors and Stockholders

Real Health Laboratories, Inc.

We have audited the accompanying balance sheet of Real Health Laboratories, Inc. as of October 31, 2005, and the related statement of operations, stockholders’ equity and cash flows for the year ended October 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Real Health Laboratories, Inc. at October 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Diego, California

January 10, 2006

Real Health Laboratories, Inc.

Balance Sheet

As of October 31, 2005

Assets
Current assets:
Cash and cash equivalents	$101,080
Short-term investments	451,951
Accounts receivable, net of allowances of $126,457	289,456
Income tax receivable	293,620
Inventories	824,962
Prepaid and other current assets	179,817

Total current assets	2,140,886

Property and equipment, net	136,899
Deposits and other assets	54,340

$2,332,125

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$899,023
Accrued payroll and employee benefits	130,039
Accrued expenses	110,223
Lines of credit	585,889
Deferred revenue	117,758

Total current liabilities	1,842,932

Commitments and contingencies

Stockholders’ equity:
Common stock; no par value; authorized 10,000,000 shares; issued and outstanding 1,000,032 shares	42,473
Retained earnings	448,979
Accumulated other comprehensive loss, unrealized loss on investment securities	(2,259)

Total stockholders’ equity	489,193

Total liabilities and stockholders’ equity	$2,332,125

See accompanying notes to financial statements.

Real Health Laboratories, Inc.

Statement of Operations

For the year ended October 31, 2005

Net sales	$9,955,326
Cost of goods sold	4,648,358

Gross profit	5,306,968
Selling, general & administrative expenses	6,305,942

Loss from operations	(998,974)
Other income (expense):
Interest expense	(61,779)
Other income, net	204,329

142,550

Loss before income taxes	(856,424)
Income tax benefit	(295,604)

Net loss	$(560,820)

See accompanying notes to financial statements.

Real Health Laboratories, Inc.

Statement of Stockholders’ Equity

For the year ended October 31, 2005

	Common Stock		Other Comprehensive Income (Loss)	Retained Earnings	Total
	Shares	Amount
Balance, October 31, 2004	1,000,032	$42,473	$4,866	$1,009,799	$1,057,138
Net loss	—	—	—	(560,820)	(560,820)
Unrealized loss on short-term investments, net of tax	—	—	(7,125)	—	(7,125)

Comprehensive loss					(567,945)

Balance, October 31, 2005	1,000,032	$42,473	$(2,259)	$448,979	$489,193

See accompanying notes to financial statements.

Real Health Laboratories, Inc.

Statement of Cash Flows

For the year ended October 31, 2005

Cash flows provided by operating activities
Net loss	$(560,820)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	68,284
Changes in assets and liabilities:
Accounts receivable	355,442
Inventories	282,335
Prepaid expenses and other current assets	333,200
Accounts payable	145,829
Accrued expenses	(221,039)
Income taxes receivable	(295,604)
Deferred revenue	117,758

Net cash provided by operating activities	225,385

Cash flows provided by investing activities
Purchases of short-term investments	(157,320)
Proceeds from sale of short-term investments	197,125

Net cash provided by investing activities	39,805

Cash flows used in financing activities
Net borrowings on lines of credit	(181,886)

Net cash used in financing activities	(181,886)

Net increase in cash and cash equivalents	83,304
Cash and cash equivalents at the beginning of year	17,776

Cash and cash equivalents at end of year	$101,080

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$61,779
Income taxes	$—

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

1.	Nature of Business and Significant Accounting Policies

Nature of Business

Real Health Laboratories, Inc. (the “Company”) was incorporated in November 1996 under the laws of the State of California. The Company is an integrated direct marketer of branded nutritional supplements and other lifestyle products. The Company’s products are marketed through two distribution channels: consumer-direct, using a combination of direct mail, advertising and internet marketing; and mass retail, with distribution to major drug and food accounts. The products are sold throughout the United States. The Company uses a third party to manufacture and package the products.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates include assessing the likelihood of sales returns, the collectibility of accounts receivable, valuation of inventories and long-lived assets. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of highly liquid cash investment funds with original maturities of three months or less when acquired.

Short-Term Investments

Short-term investments are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders’ equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment and interest income. Realized gains and losses and declines in value judged to be other-than-temporary on short-term investments are included in investment and interest income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

Concentration of Credit Risk

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Provisions are made for estimated uncollectible accounts receivable by using historical experience applied to an aging of accounts. To date, losses on accounts receivable have been minimal in relation to the volume of sales and have been within management’s expectations.

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and short-term investments. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. The Company generally invests its excess cash in municipal bonds.

Inventories

Inventories consist primarily of packaged nutritional supplements and third-party purchased women’s products recorded at the lower of cost (first-in first-out method) or market. The estimated reserve is based on management’s review of inventories on hand compared to estimated future usage and sales, shelf-life and assumptions about the likelihood of obsolescence.

Property and Equipment

The Company states property and equipment at cost. Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, generally ranging from one to seven years. The Company amortizes leasehold improvements using the straight-line method over the shorter of the life of the improvement or the term of the lease. Maintenance and repairs are expensed as incurred. Significant expenditures that increase economic useful lives are capitalized.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. We report assets to be disposed of at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

Revenue is recognized in accordance with the United States Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (SAB104), Statement of Financial Accounting Standards No. 48, “Revenue Recognition When Right of Return Exists” (SFAS 48) and Emerging Issues Task Force Abstract (EITF) No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products”. SAB 104 requires that four basic criteria be met before revenue can be recognized: 1) there is evidence that an arrangement exists; 2) delivery has occurred; 3) the fee is fixed or determinable; and 4) collectibility is reasonably assured. SFAS 48 states that revenue from sales transactions where the buyer has the right to return the product shall be recognized at the time of sale only if (1) the seller’s price to the buyer is substantially fixed or determinable at the date of sale, (2) the buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product, (3) the buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (4) the buyer acquiring the product for resale has economic substance apart from that provided by the seller, (5) the seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer, and (6) the amount of future returns can be reasonably estimated. Revenue is recognized upon determination that all criteria for revenue recognition have been met. The criteria are usually met at the time title passes to the customer, which usually occurs upon delivery and an allowance is recorded for the estimated future returns.

The Company accounts for payments made to its customers in accordance with EITF 01-09, which states that cash consideration (including a sales incentive) given by a vendor to a customer is presumed to be a reduction of the selling prices of the vendor’s products or services and, therefore, should be characterized as a reduction of revenue when recognized in the vendor’s income statement, rather than a sales and marketing expense. The Company has various agreements with customers that provide for discounts and rebates. These agreements are classified as a reduction of revenue. Certain other costs associated with customers that meet the requirements of EITF 01-09 are recorded as sales and marketing expense. Vendor considerations recorded as a reduction of sales were $1,289,156 for the year ended October 31, 2005. Additionally, the Company records reductions to gross revenue for estimated returns based their return policy.

The Company warrants its products for full satisfaction, generally from 30 to 120 days. The Company’s policy requires it to replace the product or refund the purchase price to the customer. At the time product revenue is recognized, the Company records an allowance for anticipated returns with an offsetting decrease to revenue based on historical experience. The Company periodically assesses the adequacy of its liability and adjusts the balance as necessary.

Shipping and Handling Costs

In accordance with EITF No. 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company includes fees earned on the shipment of product to customers in sales and includes costs incurred on the shipment of product to customers as cost of goods sold. Shipping and handling costs included in cost of goods sold totaled $587,683 for the year ended October 31, 2005.

Research and Development

Costs related to the research and development of new products are expensed as incurred. Research and development costs amounted to $137,331 for the year ended October 31, 2005.

Advertising Costs

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. Direct-response advertising consists primarily of catalogs that include order coupons for the Company’s products. The capitalized costs of the advertising are amortized over a projected catalog life period following the publication of the catalog. At October 31, 2005, $163,965 of advertising was reported as assets. Advertising expense for the year ended October 31, 2005 amounted to $2,932,420.

Royalty Expense

The Company has agreements with certain unrelated parties whereby the Company pays royalties of approximately 5% of revenues from certain products, as specified in the agreements. Total royalty expense for the year ended October 31, 2005 was $31,491.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment.

2.	Short-Term Investments

Short-term investments are comprised entirely of investments in municipal bonds. The amortized cost and estimated fair value of available-for-sale marketable securities as of October 31, 2005, by contractual maturity are as follows:

Maturities	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Within 1 year	$—	$—	$—	$—
After 1 through 5 years	53,541	—	(251)	53,290
After 5 through 10 years	286,031	1	(2,151)	283,881
After 10 years	114,638	863	(721)	114,780

Total short-term investments	$454,210	$864	$(3,123)	$451,951

3.	Inventories

Inventories consisted of the following at October 31, 2005:

Finished goods	$700,258
Work in process	124,704

$824,962

4.	Property and Equipment

Property and equipment consisted of the following at October 31, 2005:

Leasehold improvements	$29,507
Office furniture and equipment	302,179

Total property and equipment	331,686
Less: accumulated depreciation and amortization	(194,787)

Property and equipment, net	$136,899

5.	Lines of Credit

At October 31, 2005, the Company had three unsecured and one secured revolving lines of credit with various institutions, which allow for borrowings up to a maximum of $1,000,000 in the aggregate and which consisted of the following at October 31, 2005:

Line of credit to a financial institution, bearing interest at LIBOR plus 3.15% (7.23% at October 31, 2005), interest due monthly and principal due October 2006. (a)	$354,814
Line of credit to a financial institution, bearing interest at prime plus 2.12% (8.87% at October 31, 2005), interest due monthly and principal due November 2006. (b)	43,997
Line of credit to a financial institution, bearing interest at prime plus 3.78% (10.53% at October 31, 2005), interest due monthly and principal due November 2006. (b)	93,321
Line of credit to a financial institution, bearing interest at prime plus 4.75% (11.50% at October 31, 2005), interest due monthly and principal due May 2006. (b)	93,757

Total current maturities	$585,889

(a)	Collateralized by substantially all of the Company’s investments in available-for-sale securities. Securities are required to be maintained under the control of the financial institution that makes investment decisions. The Company is required to maintain a minimum of $500,000 in cash or investment with the institution.

(b)	Personally guaranteed by the stockholders of the Company.

6.	Income Taxes

Income tax benefit consisted of the following for the year ended October 31, 2005:

Current:
Federal	$(287,300)
State	800

(286,500)
Deferred:
Federal	21,000
State	(75,804)
Increase in valuation allowance	45,700

(9,104)

Total income tax benefit	$(295,604)

The deferred tax asset and deferred tax liability comprised the following at October 31, 2005:

Deferred tax assets:
Tax credit carryforward	$5,600
Net operating loss	49,200
Reserve for obsolete inventory	41,000
Allowance for doubtful accounts	50,400
Warranty reserve	25,400

Total deferred tax assets	171,600

Deferred tax liabilities:
Prepaid expenses	(71,600)
Depreciation	(2,900)

Total deferred tax liabilities	(74,500)
Net deferred tax assets before valuation allowance	97,100
Valuation allowance	(97,100)

Net deferred tax assets	$—

The deferred tax benefit has been offset in total by a valuation allowance as realization of the net deferred tax asset is uncertain due to the lack of expected future earnings.

The difference between the federal statutory income tax rate and the Company’s effective rate was due to the following:

Federal tax at statutory rate	$(291,400)
State tax at statutory rate, net of federal benefit	(50,000)
Increase in valuation allowance	45,700
Other	96

Income taxes as reported	$(295,604)

At October 31, 2005, the Company had net operating loss and tax credit carryforwards for California state tax purposes of approximately $843,000 and $8,500, respectively. The net operating loss carryforwards will begin to expire in 2014.

Section 382 and 383 of the Internal Revenue Code of 1986, as amended, may limit utilization of net operating loss and tax credit carryforwards after an ownership change of greater than 50%.

7.	Lease Commitments

The Company leases building space and various equipment under noncancelable operating leases that expire at various dates through May 2006. At October 31, 2005, approximate future minimum rentals due under noncancelable operating leases as of October 31, 2006 total approximately $59,450. Total rental expense included in the statement of operations for the year ended October 31, 2005 amounted to $140,146.

8.	Employee Benefit Plan

The Company maintains a 401(k) employee benefit plan that covers all employees who have rendered at least one year of service and are over 21 years of age. The plan allows eligible employees to make pretax contributions of up to 15% of compensation. The Company may make discretionary matching contributions. Employees are immediately vested in their voluntary contributions plus actual earnings thereon. Employer contributions and earnings thereon vest 20% per year and become fully vested after five years of service. Company matching contributions were $36,350 for the year ended October 31, 2005.

9.	Concentrations

The Company had substantial net sales to a customer during the year ended October 31, 2005 of $1,225,800, or 12% of net sales. The Company does not have a long-term commitment with this customer. The loss of this customer, or a significant decline in net sales or the growth of rate of net sales to this customer could have a material adverse impact on the Company’s net sales and net income. No other customer represented 10% or more of the net sales for the year ended October 31, 2005.

10.	Marketing Agreement

During 2003, the Company entered into a marketing agreement with Dolisos America, Inc. (Dolisos), an unrelated entity. As part of the agreement, the Company had the sole and exclusive right to sell the products of Dolisos and was required to provide marketing, distribution and sale of those products. As consideration, Dolisos was to pay the Company $25,000 per month over a five-year period, reimburse any out-of-pocket expenses for marketing of the products, and pay commissions of 27.5% on any products the Company sold. In September 2004, Dolisos canceled the agreement with the Company. In fiscal 2005, the Company settled the disputed termination fee and other reimbursable costs for a total of $200,000. The settlement was recorded as other income in the accompanying statement of operations.

(b)	Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On December 5, 2005, NAI acquired all of the issued and outstanding shares of common stock, no par value, of RHL for an aggregate purchase price of $8,667,000, consisting of cash in the amount of $5,808,246, and the issuance to the stockholders of RHL of an aggregate of 510,000 shares of NAI’s authorized but unissued shares of common stock, $0.01 par value per share (the “Acquisition”). At the close of the Acquisition, RHL became a wholly-owned subsidiary of NAI.

The following unaudited pro forma condensed consolidated financial information gives effect to the Acquisition. The unaudited pro forma statement of operations for the fiscal year ended June 30, 2005 reflects the results of operations of NAI as if the Acquisition, which occurred subsequent to June 30, 2005, had been completed as of July 1, 2004. Similarly, the unaudited pro forma statement of operations for the six month period ended December 31, 2005 reflects the results of operations of NAI as if the Acquisition had been completed as of July 1, 2005. The pro forma results do not, however, take into account any benefits that may result from the Acquisition due to synergies that may be derived from the elimination of any duplicative costs.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended June 30, 2005 and the six month period ended December 31, 2005, as applicable, and certain amounts at the close of the Acquisition. RHL’s operations have been recast to coincide with NAI’s fiscal year end.

The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have actually occurred had the Acquisition been effected as of the beginning of the periods indicated or that may be attained in the future. Actual future results could be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of NAI and RHL included elsewhere in this report and in other reports and documents NAI files with the United States Securities and Exchange Commission.

Natural Alternatives International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended June 30, 2005

(in thousands, except per share data)

	NAI	RHL	Pro Forma Adjustments		Pro Forma
Net sales	$91,492	$11,509	$—		$103,001
Cost of goods sold	73,095	4,678	—		77,773

Gross Profit	18,397	6,831	—		25,228
Selling, general & administrative expenses	14,605	6,727	252	(1)	21,584

Income from operations	3,792	104	(252)		3,644
Other income (expense)	(383)	175	(236	)(2)	(444)

Income before income taxes	3,409	279	(488)		3,200
Provision for income taxes	1,210	96	(181	)(3)	1,125

Net income	$2,199	$183	$(307)		$2,075

Basic earnings per share	$0.37				$0.32	(4)

Diluted earnings per share	$0.34				$0.30	(4)

Basic shares	5,949				6,459	(4)

Diluted shares	6,465				6,975	(4)

See accompanying notes to financial information.

Natural Alternatives International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the six months ended December 31, 2005

(in thousands, except per share data)

	NAI	RHL	Pro Forma Adjustments		Pro Forma
Net sales	$41,102	$3,262	$—		$44,364
Cost of goods sold	33,179	1,938	—		35,117

Gross Profit	7,923	1,324	—		9,247
Selling, general & administrative expenses	6,456	2,503	126	(1)	9,085

Income (loss) from operations	1,467	(1,179)	(126)		162
Other expense, net	99	38	126	(2)	263

Income (loss) before income taxes	1,368	(1,217)	(252)		(101)
Provision for (benefit from) income taxes	513	(420)	(93	)(3)	—

Net income (loss)	$855	$(797)	$(159)		$(101)

Basic earnings per share	$0.14				$(0.02	)(4)

Diluted earnings per share	$0.13				$(0.02	)(4)

Basic shares	5,956				6,466	(4)

Diluted shares	6,405				6,466	(4)

See accompanying notes to financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(1)	Adjustment to record amortization of estimated purchased intangibles.

(2)	Adjustment to record interest expense for additional long-term debt of $3.8 million acquired to fund, in part, the cash purchase price of the Acquisition.

(3)	Adjustment to record the income tax provision effect of the pro forma adjustments.

(4)	Pro forma basic and diluted earnings per share and basic and diluted shares include the impact of the 510,000 shares of NAI’s common stock issued to the stockholders of RHL as part of the Acquisition.

The unaudited pro forma financial information presented above for the six months ended December 31, 2005 has not been adjusted to remove the effect of a one-time reduction of net sales related to a rebate program offered by RHL to introduce a new product and develop the RHL brand. Under the terms of the rebate program, the customers of a major Food, Drug and Mass Market (FDM) retailer were offered a one-time rebate on a certain RHL product purchased during the period September 25, 2005 through October 25, 2005 (Rebate Period), provided the customer submitted a completed rebate form to the FDM retailer postmarked no later than November 5, 2005. In accordance with the SEC Emerging Issues Task Force Abstract (EITF) No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”, the results of the rebate program were included as a reduction to revenue during the Rebate Period, which resulted in a decrease to net income in the amount of $1 million pre-tax or $630,000 after tax for the six months ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: February 14, 2006	By:	/s/ John Reaves
John Reaves
Chief Financial Officer